UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 4, 2021

(Date of Report - date of earliest event reported)

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada	M2J 4R3
(Address of Principal Executive Offices)	(Zip Code)

(647) 479-9828

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Stock Market

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2021, Aptose Biosciences Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Hanmi Pharmaceutical Co. Ltd. (“Hanmi”), a South Korean pharmaceutical company, to develop and commercialize HM43239, an oral, highly-potent, clinical-stage myeloid kinome inhibitor designed to target a distinct constellation of kinases operative in myeloid malignancies and known to be involved in tumor proliferation, resistance to therapy and differentiation. Preclinical in vitro and in vivo studies suggest that HM43239 may be an effective monotherapy and combination therapy application in patients with hematologic malignancies including acute myeloid leukemia (“AML”). HM43239 has demonstrated significant genotype-agnostic anti-leukemic activity in an ongoing international Phase 1/2 clinical trial, including multiple complete responses in patients with relapsed or refractory AML.

The License Agreement grants exclusive worldwide rights to develop and commercialize HM43239 for all indications and provides an existing inventory of drug product expected to support continuation of the current Phase 1/2 study.

Pursuant to the License Agreement, Hanmi will receive an upfront payment of $12.5 million, including $5 million in cash and $7.5 million in the Company’s common shares, and will also receive up to $407.5 million in future milestone payments, contingent upon the achievement of certain clinical, regulatory and sales milestones across several potential indications, as well as tiered royalties on net sales.

The License Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the License Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, such exhibit.

Item 7.01.	Regulation D Disclosure.

On November 4, 2021, the Company issued a press release announcing that the Company and Hanmi had entered into the License Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1+	Exclusive License Agreement, dated November 4, 2021, by and between Hanmi Pharmaceutical Co. Ltd. and Aptose Biosciences Inc.

99.1	Press release, dated November 4, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

In accordance with Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because such information is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 4, 2021

APTOSE BIOSCIENCES INC.

By:	/s/ Jotin Marango
Name:	Jotin Marango, M.D., Ph.D.
Title:	Chief Financial Officer and Chief Business Officer

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